Innovid Reports Q1 2023 Financial Results

•Reports Q1 revenue increased to $30.5 million, up 18% year-over-year
•Connected TV (CTV) accounted for 54% of video impressions in Q1 2023, vs. 49% in Q1 2022

NEW YORK, May 9, 2023 -- Innovid Corp. (NYSE:CTV) (the "Company"), an independent advertising platform for delivery, personalization, and measurement of converged TV across linear, connected TV (CTV), and digital, today announced financial results for the first fiscal quarter ended March 31, 2023.
“We are pleased with our first quarter results, which reflect our expected further growth in CTV and solid expansion of our client base,” said Zvika Netter, Co-Founder and CEO. “While the challenging macro environment continues to weigh on clients’ advertising spend, our team is executing well against our plan. We have prioritized expanding our Adjusted EBITDA margin, as evidenced by our improved full year guidance, and are maintaining our sharp focus on future profitable growth.”

“Innovid’s growing customer base relies on our critical infrastructure software to power their advertising delivery, personalization, and measurement needs. As CTV continues to gain share and the unique nature of our robust product offering becomes even more apparent, we expect the breadth and depth of our client relationships will deepen even further and drive additional growth as advertising market trends stabilize – and eventually improve.”

First Quarter 2023 Financial Summary

•Revenue increased to $30.5 million, reflecting growth of 18% on an as-reported basis and 1% on a pro forma basis versus the same period in 2022.
•Measurement contributed $7.0 million, up 1% on a pro forma basis, representing 23% of revenue.
•CTV revenue, excluding TVSquared, increased to $12.2 million, up 11% year-over-year.
•Net loss was $(8.6) million, compared to a net loss of $(7.4) million for the same period in 2022.
•Adjusted EBITDA* increased to $0.1 million, compared to $(3.0) million for the same period in 2022.
•Cash and cash equivalents as of March 31, 2023 were $45.0 million.

Recent Business Highlights

•Connected TV, excluding TVSquared, represented 54% of all Q1 2023 video impressions (vs. 49% in Q1 2022). CTV growth continues to outpace the overall advertising market.
•As Advertising-Based Video on Demand (AVOD) subscriber bases grow and the CTV market further fragments, measurement services have become even more essential for advertisers. At 23% of Q1 revenue (and 20% of FY 2022 revenue), measurement services are a significant contributor to Innovid’s business.
•We renewed our agreement with Verizon and are excited to expand our video ad-serving and DCO partnership to include XP measurement. We also expanded our relationship with Disney Advertising, building on our multi-year Hulu relationship to provide outcomes measurement for local and national advertisers across Disney’s addressable footprint.

Financial Outlook

Innovid is providing the following financial guidance for Q2 and full year 2023:
•Q2 2023 Revenue in a range between $31 million and $33 million.
•Q2 2023 Adjusted EBITDA* in a range between $0 and $2 million.
•FY 2023 Revenue slightly higher than FY 2022.
•FY 2023 Adjusted EBITDA* positive for the full year, Adjusted EBITDA margin* of at least 5% for the full year.

*See Use of Non-GAAP Financial Information and Reconciliation of GAAP to Non-GAAP Financial Measures table.

Conference Call

The Company will host a conference call and webcast to discuss first quarter 2023 financial results today at 8:30 a.m. Eastern Time. Hosting the call will be Zvika Netter, Co-founder and Chief Executive Officer, Tanya Andreev-Kaspin, Chief Financial Officer and Tal Chalozin, co-founder and Chief Technology Officer. The conference call will be available via webcast at investors.innovid.com. To participate via telephone, please dial 877-407-3211 (toll free) or 201-389-0862 (international). Following the call, a replay of the webcast will be available for 90 days on the Innovid Investor Relations website.
Non-GAAP Measures and Certain Operational Metrics

Innovid prepares audited financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). Innovid also discloses and discusses non-GAAP financial measures such as Adjusted EBITDA and Adjusted EBITDA margin.
We use Adjusted EBITDA and Adjusted EBITDA margin as measures of operational efficiency to understand and evaluate our core business operations. We believe that these non-GAAP financial measures are also useful to investors for period-to-period comparisons of our core business. Additionally, these figures provide an understanding and evaluation of our trends when comparing our operating results, on a consistent basis, by excluding items that we do not believe are indicative of our core operating performance.
These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under GAAP. Some of the limitations of these measures are:

•they do not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA does not reflect our capital expenditures or future requirements for capital expenditures or contractual commitments;
•they do not reflect costs of acquiring and integrating businesses, which will continue to be a part of our growth strategy;
•they do not reflect one-time, non-recurring, bonus costs and third party costs associated with the SPAC merger transaction and regulatory filings;
•they do not reflect income tax expense or the cash requirements to pay income taxes;
•they do not reflect our interest expense or the cash requirements necessary to service interest or principal payments on our debt; and
•although depreciation and amortization are non-cash charges related mainly to intangible assets, certain assets being depreciated and amortized will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.
•Other companies in our industry may calculate these non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure. You should compensate for these limitations by relying primarily on our US GAAP results and using the non-GAAP financial measures only supplementally.
•Adjusted EBITDA is defined as net loss attributable to Innovid, excluding (1) depreciation and amortization, (2) stock-based compensation, (3) finance income, net, (4) transaction related expenses, (5) acquisition related expenses, (6) retention bonus expenses, (7) legal claims, (8) severance cost, (9) other taxes, and (10) taxes on income. We calculate adjusted EBITDA margin as adjusted EBITDA divided by total revenue.
Innovid has provided a reconciliation of adjusted EBITDA to net loss, the most directly comparable GAAP measure, for historical period in the appendix hereto but is not able to provide a reconciliation of the projected adjusted EBITDA to expected net income (loss) attributable to Innovid for the second quarter of 2023 or the full-year 2023, without unreasonable effort, due to the unknown effect, timing, and potential significance of the effects of taxes on income in multiple jurisdictions, finance (income)/expenses including valuations, among others. These items have in the past, and may in the future, significantly affect GAAP results in a particular period.
Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1996. The Company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” “aim,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations regarding its future financial results and expected growth. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results, including Innovid’s ability to achieve and, if achieved, maintain profitability, decrease and/or changes in CTV audience viewership behavior, Innovid’s failure to make the right investment decisions or to innovate and develop new solutions, inaccurate estimates or projections of future financial performance, Innovid’s failure to manage growth effectively, the dependence of Innovid’s revenues and business on the overall demand for advertising and a limited number of advertising agencies and advertisers, the rejection of digital advertising by consumers, future restrictions on Innovid’s ability to collect, use and disclose data, market pressure resulting in a reduction of Innovid’s revenues per impression, Innovid’s failure to adequately scale its platform infrastructure, exposure to fines and liability if advertisers, publishers and data providers do not obtain necessary and requisite consents from consumers for Innovid to process their personal data, competition for employee talent, seasonal fluctuations in advertising activity, payment-related risks, interruptions or delays in services from third parties, errors, defects, or unintended performance problems in Innovid’s platform, intense market competition, failure to comply with the terms of third party open source components, changes in tax laws or tax rulings, failure to maintain an effective system of internal controls over financial reporting, failure to comply with data privacy and data protection laws, infringement of third-party intellectual property rights, difficulty in enforcing Innovid’s own intellectual property rights, system failures, security breaches or cyberattacks, additional financing if required may not be available, the volatility of the price of Innovid’s common stock and warrants, and other important factors discussed under the caption “Risk Factors” in Innovid's Annual Report on Form 10-K filed with the SEC on March 3, 2023, as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov and the Investors Relations section of Innovid’s website at investors.innovid.com. You should carefully consider the risks and uncertainties described in the documents filed by the Company from time to time with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. The Company cautions not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

About Innovid
Innovid (NYSE: CTV) powers advertising delivery, personalization, and measurement across linear, connected TV (CTV) and digital for the world's largest brands. Through a global infrastructure that enables cross-platform ad serving, data-driven creative, and measurement, Innovid offers its clients always-on intelligence to optimize advertising investment across channels, platforms, screens, and devices. Innovid is an independent platform that leads the market in converged TV innovation, through proprietary technology and exclusive partnerships designed to reimagine TV advertising. Headquartered in New York City, Innovid serves a global client base through offices across the Americas, Europe, and Asia Pacific. To learn more, visit innovid.com or follow us on LinkedIn or Twitter.

Contacts

Investors:
John T. Williams
IR@innovid.com

Media:
Caroline Yodice
cyodice@daddibrand.com

INNOVID, CORP. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except stock and per stock data)

	March 31, 2023	December 31, 2022
	(Unaudited)
ASSETS
Cash and cash equivalents	$ 45,015	$ 37,541
Short-term bank deposits	—	10,000
Trade receivables, net (allowance for credit losses of $155 and $65 at March 31, 2023 and December 31 2022, respectively)	39,945	43,653
Prepaid expenses and other current assets	5,692	2,640
Total current assets	90,652	93,834
Long-term deposit	265	277
Long-term restricted deposits	401	430
Property and equipment, net	16,968	14,322
Goodwill	116,976	116,976
Intangible assets, net	28,788	29,918
Operating lease right of use asset	2,450	2,910
Other non-current assets	813	938
Total non-current assets	166,661	165,771
TOTAL ASSETS	$ 257,313	$ 259,605

LIABILITIES AND STOCKHOLDERS’ EQUITY
Trade payables	4,919	3,361
Employees and payroll accruals	9,867	10,165
Lease liabilities - current portion	1,891	2,186
Accrued expenses and other current liabilities	7,166	5,474
Total current liabilities	23,843	21,186
Long-term debt	20,000	20,000
Lease liabilities - non-current portion	1,347	1,636
Other non-current liabilities	8,024	6,554
Warrants liability	1,587	4,301
Total non-current liabilities	30,958	32,491
TOTAL LIABILITIES	54,801	53,677
COMMITMENTS AND CONTINGENT LIABILITIES
Common stock: $0.0001 par value - Authorized: 500,000,000 at March 31, 2023 and December 31, 2022; Issued and outstanding: 136,616,734 and 133,882,414 at March 31, 2023 and December 31, 2022, respectively	13	13
Additional paid-in capital	361,948	356,801
Accumulated deficit	(159,449)	(150,886)
Total stockholders’ equity	202,512	205,928
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 257,313	$ 259,605

INNOVID, CORP. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except stock and per stock data)

	Three months ended March 31,
	2023	2022
	(Unaudited)	(Unaudited)
Revenues	$ 30,485	$ 25,862
Cost of revenues (1)	8,265	5,926
Research and development (1)	7,117	7,254
Sales and marketing (1)	11,637	10,351
General and administrative (1)	9,650	11,455
Depreciation and amortization	2,030	673
Operating loss	(8,214)	(9,797)
Finance income, net	(2,475)	(2,311)
Loss before taxes	(5,739)	(7,486)
Taxes on income	2,824	(37)
Net loss	(8,563)	(7,449)

Net loss attributable to common stockholders	$ (8,563)	$ (7,449)
Net loss per stock attributable to common stockholders
Basic and diluted	$ (0.06)	$ (0.06)
Weighted-average number of stock used in computing net loss per stock attributable to common stockholders
Basic and diluted	136,008,998	124,245,358

(1) Exclusive of depreciation and amortization presented separately.

INNOVID, CORP. AND ITS SUBSIDIARIES CONDENSED STATEMENTS OF CHANGES IN TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
(In thousands, except stock data)

	Common stock		Additional paid-in capital	Accumulated deficit	Total stockholders’ equity
	Number	Amount
Balance as of December 31, 2021,	119,017,380	$ 12	$ 293,719	$ (132,476)	$ 161,255
Common stock and equity awards issued for acquisition of TVS	11,549,465	1	47,151	—	47,152
Stock-based compensation	—	—	1,496	—	1,496
Stock options exercised	1,521,927	—	462	—	462
Net loss	—	—	—	(7,449)	(7,449)
Balance as of March 31, 2022 (unaudited)	132,088,772	$ 13	$ 342,828	$ (139,925)	$ 202,916

	Common stock		Additional paid-in capital	Accumulated deficit	Total stockholders’ equity
	Number	Amount
Balance as of December 31, 2022	133,882,414	$ 13	$ 356,801	$ (150,886)	$ 205,928
Stock-based compensation	—	—	4,897	—	4,897
Stock options exercised and RSUs vested	2,734,320	—	250	—	250
Net loss	—	—	—	(8,563)	(8,563)
Balance as of March 31, 2023 (unaudited)	136,616,734	$ 13	$ 361,948	$ (159,449)	$ 202,512

INNOVID, CORP. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, except stock and per stock data)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:	(Unaudited)	(Unaudited)
Net loss	$ (8,563)	$ (7,449)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,030	673
Stock-based compensation	4,533	1,496
Change in fair value of warrants	(2,714)	(2,787)
Changes in operating assets and liabilities
Decrease in trade receivables, net	3,708	163
Increase in prepaid expenses and other current assets	(2,922)	(1,950)
(Increase) / decrease in operating lease right of use assets	459	431
Increase/ (decrease) in trade payables	1,558	(191)
Increase / (decrease) in employees and payroll accruals	(299)	1,704
Increase / (decrease) in operating lease liabilities	(584)	(410)
Increase in accrued expenses and other current liabilities	3,162	1,107
Net cash provided by / (used in) operating activities	368	(7,213)
Cash flows from investing activities:
Acquisition of business, net of cash acquired	—	(99,568)
Internal use software capitalization	(3,091)	(1,671)
Purchase of property and equipment	(89)	(97)
Withdrawal of short-term bank deposits	10,000	—
Decrease (increase) in deposits	7	3
Net cash provided by / (used in) investing activities	6,827	(101,333)
Cash flows from financing activities:
Proceeds from loans	5,000	—
Repayment of loans	(5,000)	—
Payment of SPAC merger transaction costs	—	(3,180)
Proceeds from exercise of options	250	462
Net cash provided by / (used in) financing activities	250	(2,718)
Increase (decrease) in cash, cash equivalents and restricted cash	7,445	(111,264)
Cash, cash equivalents and restricted cash at the beginning of the period	37,971	157,158
Cash, cash equivalents and restricted cash at the end of the period	$ 45,416	$ 45,894
Supplemental disclosure of cash flows activities:
(1) Cash paid during the period for:
Income taxes paid, net of tax refunds	$ 203	$ 165
Interest	$ 362	$ 61
(2) Non-cash transactions:
Business combination consideration paid in stock	$ —	$ 47,152
Reconciliation of cash, cash equivalents, and restricted cash reported within the condensed consolidated balance sheets
Cash and cash equivalents	45,015	45,441
Long-term restricted deposits	401	453
Total cash, cash equivalents, and restricted cash shown in the condensed consolidated statements of cash flows	$ 45,416	$ 45,894

Key Metrics and Non-GAAP Financial Measures
Adjusted EBITDA
In addition to our results determined in accordance with US GAAP, we believe that certain non-GAAP financial measures, including Adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) and Adjusted EBITDA Margin are useful in evaluating our business. The following table presents a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to the most directly comparable financial measure prepared in accordance with GAAP.

	Three months ended March 31,
(in thousands)	2023	2022
Net loss	$ (8,563)	$ (7,449)
Net loss margin	(28) %	(29) %
Depreciation and amortization	2,030	673
Stock-based compensation	4,625	1,592
Finance income, net (a)	(2,475)	(2,311)
Transaction related expenses (b)	—	228
Acquisition related expenses (c)	—	4,203
Retention bonus expenses (d)	297	—
Legal claims	314	—
Severance cost (e)	821	92
Other	272	—
Taxes on income	2,824	(37)
Adjusted EBITDA	$ 145	$ (3,009)
Adjusted EBITDA margin	0.5%	(11.6) %
(a) Finance income, net consists mostly of remeasurement related to revaluation of our warrants, remeasurement of our foreign subsidiary’s monetary assets, liabilities and operating results, and our interest expense.
(b) Transaction related expenses consist of costs related to the SPAC merger transaction.
(c) Acquisition related expenses consists of professional fees associated with the acquisition of TVS.
(d) Retention bonus expenses consists of retention bonuses for TVS employees.
(e) Severance cost in 2023 is related to the personnel reductions that occurred during the first quarter of 2023. In 2022, severance cost related to exit costs for TVS employees.

Operational Metrics
In addition, Innovid’s management considers number of core clients, annual core clients retention and annual core clients net revenue retention in evaluating the performance of the business. These metrics are reported annually. Prior to our acquisition of TVS in 2022, our definition of a core client included only advertisers that generated at least $100,000 revenue in a twelfth-months period. Following our acquisition of TVS, we have included publishers as core clients.